Exhibit 107

Calculation of Filing Fee Tables

Schedule TO-T

(Rule 14d-100)

Wyndham Hotels & Resorts, Inc.

(Name of Subject Company)

WH Acquisition Corporation

(Offeror)

a wholly owned subsidiary of

Choice Hotels International, Inc.

(Names of Filing Persons (Parent of Offeror))

Table 1-Transaction Valuation

	Transaction Valuation*	Fee rate	Amount of Filing Fee**

Fees to Be Paid	$6,508,614,393	0.0001476	$960,671.48

Fees Previously Paid	$0		$0

Total Transaction Valuation	$6,508,614,393

Total Fees Due for Filing			$960,671.48

Total Fees Previously Paid			$0

Total Fee Offsets			$346,843.70

Net Fee Due			$613,827.78

*

Estimated solely for purposes of calculating the filing fee. The transaction valuation was calculated by multiplying the product of (i) $77.47, which is the average of the high and low sale prices of Wyndham Hotels & Resorts, Inc. common stock on the New York Stock Exchange on December 6, 2023 by (ii) the sum of (a) 82,961,907 shares of Wyndham Common Stock issued and outstanding as of September 30, 2023 (as reported in Wyndham’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 plus (b) 2,500,000 shares of Wyndham Common Stock underlying Wyndham equity awards that may become exercisable or issuable prior to the consummation of the Offer and the Second-Step Mergers (as reported in Wyndham’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023) (c) less 1,447,264 shares of Wyndham Common Stock in which the registrant has an ownership interest (which will not be tendered in the Offer and will be cancelled in any merger with Wyndham).

**

The filing fee was calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, and Fee Rate Advisory No. 1 for Fiscal Year 2024 beginning on October 1, 2023, issued August 25, 2023, by multiplying the transaction value by 0.00014760.

TABLE 2-FEE OFFSET CLAIMS AND SOURCES

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims		S-4		December 12, 2023		$346,843.70

Fee Offset Sources	Choice Hotels International, Inc.	S-4			December 12, 2023		$346,843.70